Exhibit 99.1

5/22/2009Investor Discussi on 1Q09 This presentation may not be reproduced without permission of Cornell Companies, Inc. $1.60 $1.65 $1.70 $1.75 $1.80 $1.85 $0.25 $0.30 $0.35 $0.40 $0.45 $0.50 1Q09 2Q09 FY09 Initial Guidance 3/05/09 FY09 1st Revision 5/7/09 FY09 2nd Revision 5/20/09 CRN executing on platform to deliver solid earnings growth into 2009 Financial Review: Continued Growth Earnings Drivers 2010 Earnings Momentum • Strong market demand • Long term contracts and customer relationships • Operations stability & leadership execution $0.34 2009 EPS Guidance • Secure capacity additions: – D. Ray James: 2nd expansion of 700+ beds; total capacity ~2,900 beds – Hudson, CO: 1,250 beds (in 1Q10); zoning for 4,400 • Continued ramp of Abraxas’ underutilized facilities and increased utilization of RCC • Fill ACB “last few beds” • Focus on operations efficiency $0.30 Guidance Range Actual Results $0.36 $0.46 $0.42 $1.78 $1.70 $1.72 $1.64 $1.70 $1.62 -23-